Exhibit 10.2

UST INC.
AMENDED AND RESTATED STOCK INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT

        RESTRICTED STOCK AGREEMENT, made as of the date set forth on the Notice of Grant of Restricted Stock, and hereby amended as of September 13, 2004, by and between UST Inc., a Delaware corporation (the “Company”), pursuant to the Amended and Restated Stock Incentive Plan (the “Plan”) and the employee of the Company or a Subsidiary named on the Notice of Grant of Restricted Stock (the “Employee”);

        WHEREAS, the Company desires, by affording the Employee the opportunity to acquire or enlarge the Employee’s ownership of shares of the Company’s common stock, $.50 par value (“Common Stock”), providing the Employee with a direct proprietary interest in the Company’s success, to carry out the purpose of the Plan; and

        WHEREAS, the Committee administering the Plan has granted (as of the effective date of grant specified in the Notice of Grant of Restricted Stock) to the Employee the shares of Restricted Stock as set forth in the Notice of Grant of Restricted Stock.

        NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed and do hereby agree as follows:

        1. Grant of Award. Pursuant to Section 7 of the Plan, the Company grants to the Employee, subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein, the number of shares of Restricted Stock as shown on the Notice of Grant of Restricted Stock. The Participant’s grant and record of Restricted Stock share ownership shall be kept on the books of the Company until the restrictions on transfer have lapsed. At the Employee’s request, vested shares may be evidenced by stock certificates.

        2. Vesting. The shares of Restricted Stock granted to the Employee shall vest in accordance with the vesting conditions set forth in the Notice of Grant of Restricted Stock. Such vesting conditions indicate the conditions under and date upon which the Employee shall be entitled to receive shares of freely transferable Common Stock equal to the number of vested shares of Restricted Stock, provided that, as of the vesting date, the Employee has not incurred a termination of service with the Company and all Subsidiaries (collectively, the Company and its Subsidiaries shall be referred to herein as the “Company”). There shall be no proportionate or partial vesting in the periods between the vesting date(s), if any, specified in the Notice of Grant of Restricted Stock and all vesting shall occur only on such vesting date(s), except as set forth in Section 8 below.

        Other than as set forth in Section 8 below and in the Plan, no vesting shall occur after the termination of a Employee’s employment or service with the Company for any reason.

        3. Rights as a Stockholder. The Employee shall have all of the rights of a stockholder with respect to the Shares of Restricted Stock, including the right to vote on all matters with respect to which the stockholders of the Company have the right to vote and the right to receive dividends thereon.

        4. Restrictions on Transfer. Shares of Restricted Stock may not be transferred or otherwise disposed of by the Employee, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, except as permitted by the Committee, or by will or the laws of descent and distribution.

        5. Approvals. The delivery of any shares of Common Stock hereunder is subject to approval of any government agency which may, in the opinion of counsel, be required in connection with the authorization, issuance or sale of Common Stock. No Common Stock shall be issued upon the lapse of restrictions relating to the shares of Restricted Stock prior to compliance with such requirements and with the Company’s listing agreement with the New York Stock Exchange (or other national exchange upon which the Company’s shares may then be listed).

        6. Invalid Transfers. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the shares of Restricted Stock by any holder thereof in violation of the provisions of this Restricted Stock Agreement shall be valid, and the Company will not transfer any of said shares of Restricted Stock on its books nor will any of said shares of Restricted Stock be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

        7. Change in Control. Upon the occurrence of a Change in Control, the restrictions that apply to any shares of Restricted Stock which have not yet vested, or with respect to which the restrictions have not lapsed, shall immediately lapse.

        8. Effect of Termination of Employment. If the employment of the Employee is terminated by reason of his death or Disability, or upon his Retirement, or for any other reason if the Committee so determines, the number of shares of Restricted Stock which have not theretofore become vested in accordance with Section 2 of this Agreement shall become fully vested as of the date of such termination of employment. If the employment of the Employee is terminated by the Company other than for Cause, or by the Employee for Good Reason (as defined in the Severance Agreement by and between UST Inc., U.S. Smokeless Tobacco Company and the Employee, dated as of September 13, 2004), the Employee shall become vested as of the date of termination with respect to a pro rata portion of the shares of Restricted Stock granted pursuant to the Notice of Grant of Restricted Stock. For this purpose, the pro rata portion shall be the number of shares granted thereby multiplied by a fraction, the numerator of which is the number of full months which have elapsed from the Grant Date specified in the Notice of Grant of Restricted Stock until the date of termination, and the denominator of which is 60. If the employment of the Employee is terminated for any other reason and if the Committee does not determine otherwise, the number of shares of Restricted Stock that have not theretofore become vested shall be forfeited. For purposes of this Agreement, the term “Disability” shall mean a “disability,” as defined in the Company’s Long-Term Disability Plan or, if such plan is not applicable to the Employee, as defined by the State or federal disability program which applies to the Employee and (ii) the term “Retirement” shall mean the retirement of the Employee from the Company, as defined in any employee retirement plan of the Company in which the Employee participates.

        9. Finding of Cause. If (a) the employment of the Employee is terminated for Cause or (b) after the Employee’s termination of employment with the Company other than for Cause, the Company discovers the occurrence of an act or failure to act by the Employee, while in the employ of the Company, that would have enabled the Company to terminate the Employee’s employment for Cause had the Company known of such act or failure to act at the time of its occurrence, or (c) subsequent to his termination of employment, the Employee commits a Competitive Act and, in each case, if the act constituting Cause is a Competitive Act or Willful Misconduct, such act is discovered by the Company within three (3) years of its occurrence, then, unless otherwise determined by the Committee,

(i)	any shares of Restricted Stock granted pursuant to the Notice of Grant of Restricted Stock which have not yet become vested shall thereupon be forfeited and shall be returned to the Company; and

(ii)	if the act constituting Cause is a Competitive Act or Willful Misconduct, the Employee (or, in the event of the Employee’s death following the commission of such act, his beneficiaries or estate) shall (A) return to the Company all shares of Restricted Stock that became vested during the 180 day period prior to and including the date of the termination of the Employee’s employment (the “Acquired Shares”) and (B) to the extent such Acquired Shares granted pursuant to the Notice of Grant of Restricted Stock have previously been sold or otherwise disposed of by the Employee, other than by reason of death (or if applicable, by his beneficiaries or estate), repay to the Company the Fair Market Value of such shares on the date of such sale or other disposition.

(iii)	for purpose of clause (ii)(B) above, (A) the amount of repayment described therein shall not be affected by whether the Employee (or, if applicable, his beneficiaries or estate) actually received such Fair Market Value with respect to such sale or other disposition, and (B) repayment may, without limitation, be affected, at the discretion of the Company, by means of offset against any amount owed by the Company to the Employee (or, if applicable, his beneficiaries or estate).

        10. Taxes. The Employee shall pay to the Company promptly upon request, and in any event at the time the Employee recognizes taxable income in respect to the shares of Restricted Stock (or, if the Employee makes an election under Section 83(b) of the Code in connection with such grant, on or about the date of grant), an amount equal to the federal, state and/or local taxes the Company determines it is required to withhold under applicable tax laws with respect to the shares of Restricted Stock. The Employee may satisfy the foregoing requirement by making a payment to the Company in cash or, with the consent of the Company, by authorizing the Company to withhold cash otherwise due to the Employee (e.g., by filing a revised form W-4 to increase payroll tax withholdings). The Employee shall promptly notify the Company of any election made pursuant to Section 83(b) of the Code. The Employee understands that he/she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Restricted Stock Agreement.

THE EMPLOYEE ACKNOWLEDGES THAT IT IS THE EMPLOYEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, IN THE EVENT THAT THE EMPLOYEE DESIRES TO MAKE THE ELECTION.

        11. Compliance with Law and Regulations; Legend. The award and any obligation of the Company hereunder shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company may require, as a condition of the issuance and delivery of certificates evidencing Restricted Stock pursuant to the terms hereof, that the certificates bear such legends as set forth immediately below, in addition to any other legends required under federal and state securities laws or as otherwise determined by the Committee.

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the UST Inc. Amended and Restated Stock Incentive Plan and an Agreement entered into between the registered owner of such shares and the Company. A copy of the Plan and Agreement is on file in the office of the Secretary of the Company, 100 Putnam Avenue, Greenwich, Connecticut 06830.

Such legend shall not be removed until such shares vest pursuant to the terms hereof.

        12. Incorporation of Plan. This Agreement is made under the provisions of the Plan (which is incorporated herein by reference) and shall be interpreted in a manner consistent with it. To the extent that this Agreement is silent with respect to, or in any way inconsistent with, the terms of the Plan, the provisions of the Plan shall govern and this Restricted Stock Agreement shall be deemed to be modified accordingly. Unless otherwise defined herein or otherwise required by the context, all terms used herein shall have the meaning ascribed to them in the Plan.

        13. Notices. Any notices required or permitted hereunder shall be addressed to the Company, at 100 West Putnam Avenue, Greenwich, Connecticut 06830, or to the Employee at the address then on record with the Company, as the case may be, and deposited, postage prepaid, in the United States mail. Either party may, by notice to the other given in the manner aforesaid, change his or its address for future notices.

        14. Successor. This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and the Employee and his personal representatives and beneficiaries.

        15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Employee and his legal representative in respect of any questions arising under the Plan or this Agreement.

        16. Amendment. This Agreement may be amended or modified by the Company at any time; provided that notice is provided to the Employee in accordance with Section 13; and provided further that no amendment or modification that is adverse to the rights of the Employee as provided by this Agreement shall be effective unless set forth in a writing signed by the parties hereto.

        17. Binding Agreement. This Agreement shall be binding upon the Employee and his or her personal representatives and beneficiaries without any need for additional action by the Employee, and any attempt by the Employee and his or her personal representatives and beneficiaries to exercise any rights under this Agreement shall be conclusive evidence of such person’s acceptance thereof. This Agreement amends and supercedes in its entirety the Restricted Stock Agreement between the parties dated as of July 28, 2004 and executed by the Employee on August 7, 2004.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunder duly authorized and the Employee has hereunto set his hand, all as of the day and year set forth below.

UST INC.

/s/ VINCENT A. GIERER, JR.

Name:	Vincent A. Gierer, Jr.
Title:	Chairman of the Board
and Chief Executive
Officer

The undersigned hereby acknowledges having read this Restricted Stock Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

/s/ MURRAY S. KESSLER	9/14/04

Employee	Date

Murray S. Kessler

PLEASE PRINT NAME

UST INC.
AMENDED AND RESTATED STOCK INCENTIVE PLAN
NOTICE OF GRANT OF RESTRICTED STOCK

     This Notice is to certify that the Participant named below has been granted the number of shares of Restricted Common Stock set forth below under the terms and conditions set forth in this Notice. This Notice is subject to and incorporates by reference the terms and conditions of the Restricted Stock Agreement ((the “Agreement”), a copy of which is enclosed). Please refer to the Restricted Stock Agreement and the UST Inc. Amended and Restated Stock Incentive Plan (the “Plan”) document for an explanation of the terms and conditions of this grant and a full description of your rights and obligations. You must sign the Agreement in order for this Notice and grant to be effective. Please sign and date the Agreement on the last page and return it promptly in the enclosed envelope. Regardless of whether we receive your signed Agreement, any attempt by you to exercise your rights under the Agreement will signify your acceptance of the terms and conditions of the Agreement and of the Plan.

Name of Participant:	Murray S. Kessler

Number of Restricted Shares:	50,000

Per Share Value on Grant Date:	$37.66

Grant Date:	July 28, 2004

Vesting Conditions:	50,000 shares shall vest on July 28, 2009 provided and solely to the extent that the Company has achieved, in any three (3) of the five (5) year calendar year periods ending on 12/31/04, 12/31/05, 12/31/06, 12/31/07 and 12/31/08 respectively, both: (A) positive annual Earnings Per Share (EPS) from continuing operations; and (B) a dividend payout ratio of at least 50% of EPS from continuing operations.

Additional Terms:	See the Restricted Stock Agreement.